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                                                                     Exhibit 4.5

                             INTERCREDITOR AGREEMENT


                             THE BANK OF NOVA SCOTIA
                                  as Bank Agent

                         U.S. BANK NATIONAL ASSOCIATION
                       as Mortgage Notes Indenture Trustee

                                       and

                             THE BANK OF NOVA SCOTIA
                             as Intercreditor Agent


                                  JUNE 4, 2002

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                                TABLE OF CONTENTS

1.   Definitions and General Provisions...........................................2

     1.1   Definitions............................................................2
     1.2   Other Defined Terms...................................................12
     1.3   Interpretation........................................................13

2.   Collateral, Priority of Liens and Subordination.............................13

     2.1   Liens and Security Interests..........................................13
           2.1.1  Collateral for Senior Lender Secured Obligations...............13
           2.1.2  Collateral for Mortgage Notes Secured Obligations..............13
     2.2   No Other Collateral...................................................13
     2.3   Confirmation of Liens.................................................14
     2.4   Effect................................................................14

3.   Permitted Facility Amendments; Releases; Protective Advances................14

     3.1   Bank Credit Facility Amendments.......................................15
     3.2   Future First Lien Credit Facility Amendments..........................15
     3.3   Amendments to Security Agreements.....................................16
     3.4   Releases..............................................................16
     3.5   Waivers...............................................................16
     3.6   Protective Advances...................................................16
     3.7   No Other Facility Amendments..........................................16

4.   Events of Default; Remedies; Certain Actions by the Intercreditor Agent.....16

     4.1   Declaration of Event of Default.......................................16
     4.2   Shared Collateral.....................................................16
     4.3   Requirements Regarding Exercise of Remedies...........................17
     4.4   Exercise of Rights Under Security Agreements..........................18
           4.4.1  Related Collateral Agreements by the Intercreditor Agent.......18
           4.4.2  Separate Realization...........................................18
           4.4.3  Foreclosure of Deeds of Trust..................................20
     4.5   Other Duties of and Actions by the Intercreditor Agent................20

5.   Representations and Warranties..............................................20

     5.1   Organization..........................................................21
     5.2   Authorization.........................................................21
     5.3   Binding Agreement.....................................................21
     5.4   No Consent Required...................................................21
     5.5   No Conflict...........................................................21

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
6.   Appointment of the Intercreditor Agent......................................21

     6.1   Appointment...........................................................21
     6.2   Authority.............................................................22
     6.3   Amendment of Agreements...............................................22
     6.4   Responsibility........................................................22
     6.5   Liability.............................................................22
     6.6   Capacity..............................................................23
     6.7   Resignation; Appointment of Additional Intercreditor Agents...........23

7.   Miscellaneous Provisions....................................................24

     7.1   Notices; Addresses....................................................24
     7.2   Further Assurances....................................................26
     7.3   Delay and Waiver......................................................26
     7.4   Entire Agreement......................................................26
     7.5   Governing Law.........................................................26
     7.6   Severability..........................................................26
     7.7   Headings..............................................................27
     7.8   Limitations On Liability..............................................27
     7.9   Consent to Jurisdiction...............................................27
     7.10  Successors and Assigns................................................27
     7.11  Counterparts..........................................................27
     7.12  No Third Party Beneficiaries..........................................27
     7.13  Additional Secured Credit Parties.....................................28
     7.14  Trust Indenture Act...................................................28


                                     EXHIBIT


Exhibit A                  Schedule of Consents


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                             INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT (as amended, supplemented amended and restated or otherwise modified, the "AGREEMENT"), dated as of June 4, 2002 (the "EFFECTIVE DATE"), is entered into by and among THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("SCOTIABANK"), as the Administrative Agent acting on behalf of itself and the Bank Lenders pursuant to the Bank Credit Agreement (in such capacity, the "BANK AGENT"), U.S. BANK NATIONAL ASSOCIATION, a national banking association in its capacity as Trustee under the Mortgage Notes Indenture (in such capacity, the "MORTGAGE NOTES INDENTURE TRUSTEE"), and SCOTIABANK, as Intercreditor Agent hereunder and under the Related Collateral Agreements (in such capacity, the "INTERCREDITOR AGENT").

                                    RECITALS

          A. THE CASINO RESORT. Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), and Venetian Casino Resort, LLC, a Nevada limited liability company ("VENETIAN," and together with LVSI, the "COMPANY") own and operate the Venetian Casino Resort (the "CASINO RESORT"), a Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities located at 3355 Las Vegas Boulevard South, Clark County, Nevada.

          B. THE BANK CREDIT FACILITY. Concurrently herewith, LVSI, Venetian, the Bank Agent, as administrative agent, joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as syndication agent, joint lead arranger and joint bookrunner, and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof and hereof, to provide the Bank Credit Facility to LVSI and Venetian.

          C. THE MORTGAGE NOTES INDENTURE. Concurrently herewith LVSI, Venetian, certain guarantors named therein and the Mortgage Notes Indenture Trustee have entered into the Mortgage Notes Indenture pursuant to which LVSI and Venetian will issue the Mortgage Notes.

          D. RE-FINANCING OF CERTAIN DEBT; CONSTRUCTION OF PHASE 1A ADDITION. The Company intends to use a portion of the proceeds of the Bank Credit Facility, the Mortgage Notes Proceeds and a new loan facility secured by the Mall and certain related assets to (i) repay all amounts outstanding under the Company's existing bank credit facility and all amounts outstanding under certain debt instruments of the Company and certain Subsidiaries of the Company,
(ii) repurchase, defease and/or redeem all of the Company's outstanding 12 1/4% mortgage notes due 2004 and 14 1/4% senior subordinated notes due 2005, (iii) finance the construction of an expansion of the Casino Resort consisting of an approximately 1,000 room hotel tower on top of the Casino Resort's existing parking garage, an approximately 1,000 parking space expansion to the existing parking garage and approximately 150,000 square feet of additional meeting and conference space (collectively, the "PHASE 1A ADDITION") and (iv) pay all fees and expenses associated with the foregoing transactions. As more particularly described in Section 2 hereof, the Bank Credit Facility is secured by a first priority Lien on the Collateral and the Mortgage Notes are secured by a second priority Lien on the Collateral.

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          E.   SECURITY AGREEMENT. In connection with the matters provided for herein, LVSI, Venetian and certain of their subsidiaries, as debtors thereunder, and Scotiabank, as the Intercreditor Agent thereunder, have entered into that certain Security Agreement as of even date herewith (as amended, supplemented, amended and restated or otherwise modified, the "SECURITY AGREEMENT"), to provide for, among other things, the creation of security interests in the Collateral described therein granted to the Intercreditor Agent to secure the Bank Secured Obligations, with first Lien priority, and to secure the Mortgage Notes Secured Obligations, with second Lien priority.

          F. INTERCREDITOR AGREEMENT. The Secured Credit Parties desire to enter into this Agreement in order to appoint Scotiabank as the Intercreditor Agent hereunder and under the Related Collateral Agreements, and to set forth certain provisions relating to their respective rights in the Collateral, the exercise of remedies in the event of default, the application of proceeds of enforcement and certain other matters.

          NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Secured Credit Parties agree as follows:

     1.   DEFINITIONS AND GENERAL PROVISIONS.

          1.1 DEFINITIONS. Except as otherwise expressed and provided herein, all capitalized terms used in this Agreement and its Exhibits shall have the meanings provided for in this SECTION 1.1.

          "ACCELERATION EVENT" means the acceleration of the maturity of all Obligations under a Facility Agreement in accordance with the terms and conditions of such Facility Agreement.

          "ADDITIONAL BANK PROCEEDS" means the proceeds advanced by the Bank Lenders pursuant to any Facility Amendment which increases the maximum amount of the existing commitments under the Bank Credit Facility, subject to the limitations on the amount thereof provided for in SECTION 3.1.1 hereof; PROVIDED, HOWEVER, that Additional Bank Proceeds shall NOT include any amounts advanced or re-advanced by the Bank Lenders under the Revolving Bank Loan Commitment under the Bank Credit Facility (but any Facility Amendment of the Bank Credit Facility to increase the $75,000,000 maximum amount of the Revolving Bank Loan Commitment shall be subject to the provisions of SECTION 3.1.1 below).

          "ADELSON" means Sheldon G. Adelson, an individual.

          "ADELSON RELATIVE" means (i) any spouse, child, grandchild or sibling of Adelson, (ii) any other natural Person having a relationship by blood, marriage or adoption not more remote than second cousin with Adelson or any Person referenced in clause (i) of this definition or (iii) any other Person directly or indirectly controlled by Adelson or any other Person referenced in clause (i) or clause (ii) of this definition. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of

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the management or policies of any other Person, whether through the ownership of voting securities, by agreement or otherwise.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "BANK AGENT" means Scotiabank or its successor or assignee in its capacity as Administrative Agent under the Bank Credit Agreement.

          "BANK CREDIT AGREEMENT" means that certain Credit Agreement dated as of the Effective Date by and among LVSI, Venetian, the Bank Agent, as administrative agent, joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as syndication agent, joint lead arranger and joint bookrunner, and the Bank Lenders, as such agreement may be amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time pursuant to a Permitted Facility Amendment, including, without limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the aggregate principal amount that may be borrowed thereunder but only to the extent permitted hereunder and by the terms of the Mortgage Notes Indenture) all or any portion of the Indebtedness and other obligations under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender or group of lenders.

          "BANK CREDIT FACILITY" means, collectively, the term loans, revolving facility and letter of credit facility described and made available to LVSI and Venetian by the Bank Lenders pursuant to the Bank Credit Agreement.

          "BANK DEED OF TRUST" means, collectively, (1) that certain Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of even date herewith, made by Venetian and LVSI, as trustor, to First American Title Insurance Company, as trustee, for the benefit of the Bank Agent, as beneficiary, and (2) if and when entered into, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing to be entered into by Venetian, as trustor, to First American Title Insurance Company, as trustee, for the benefit of the Bank Agent, as beneficiary, which deed of trust may be entered into at the request of the Bank Agent after such time as (A) a separate legal parcel has been created for the property leased by Lido Casino Resort, LLC, a Nevada limited liability company ("LIDO CASINO RESORT"), to Venetian pursuant to that certain Phase 1A Lease, dated as of even date herewith (the "PHASE 1A LEASE"), by and between Lido Casino Resort, as lessor, and Venetian, as lessee, and (B) such property has been conveyed by Lido Casino Resort to Venetian, all in accordance with the terms of the Phase 1A Lease, as each may be amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time.

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          "BANK ENVIRONMENTAL INDEMNITY" means that certain Environmental
Indemnity Agreement dated as of the Effective Date by and among LVSI, Venetian and the Bank Agent, as amended (including any amendment and restatement) supplemented or modified from time to time.

          "BANK LENDERS" means the lenders party to the Bank Credit Agreement and the counterparties to Rate Protection Agreements (as defined in the Bank Credit Agreement) or their successors or assignees in such capacity as lenders or counterparties, as the case may be, under the Bank Credit Agreement.

          "BANK SECURED OBLIGATIONS" means all Obligations under the Bank Credit Facility, the Bank Security Documents and the other Loan Documents (as defined in the Bank Credit Agreement) including, to the extent permitted under the Mortgage Notes Indenture, Obligations in respect of Rate Protection Agreements (as defined in the Bank Credit Agreement).

          "BANK SECURITY DOCUMENTS" means the Bank Deed of Trust, the Bank Environmental Indemnity, the Security Agreement and any other guaranties, deeds of trust, security agreements or collateral account agreements executed from time to time by LVSI or Venetian or direct or indirect Subsidiaries of LVSI or Venetian in favor of the Intercreditor Agent, the Bank Agent or the Bank Lenders to secure or guaranty the Obligations under the Bank Credit Facility.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "BASE RATE LOAN" shall have the meaning ascribed thereto in the Bank Credit Agreement.

          "CAPITAL STOCK" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such Person, including, without limitation, if such Person is a partnership or limited liability company, partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

          "COLLATERAL" means all real and personal property encumbered to secure the Senior Lender Hedging Obligations, the Bank Secured Obligations under the Bank Security Documents, the Mortgage Notes Secured Obligations under the Mortgage Notes Indenture Security Documents, or obligations under any Future First Lien Credit Facility, including, without limitation, the Shared Collateral.

          "COMMITMENT" means, with respect to the Bank Credit Facility or any Future First Lien Credit Facility, the aggregate principal amount of all loans or credit extensions to the Company which may be made under such Facility.

          "COMPANY GROUP" means the Company and any Subsidiary of the Company, and references herein to "any of the Company Group" or words to that effect mean any of the entities comprising the Company or any Subsidiary of any of them.

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          "CONSENTS" means the consents described on EXHIBIT A attached hereto and incorporated herein by reference.

          "CONTROLLING PARTY" means one or more Secured Credit Parties with the right to direct the Intercreditor Agent with respect to any decisions or actions made or taken or to be made or taken with respect to Collateral pursuant to any of the Related Collateral Agreements (including, without limitation, the matters provided for in SECTION 4.4.1 and SECTION 4.5), determined in accordance with the following:

               (1) except with respect to Specified Actions, the Controlling Party with respect to any Collateral shall be the Secured Credit Party or Parties which, at the time any direction or consent is required or may be given, has the most senior Liens on or security interests in such Collateral as established pursuant to SECTION 2.1; PROVIDED that, in the event two or more Secured Credit Parties have PARI PASSU senior Liens on or security interest in Collateral, then, as between such Secured Parties, Controlling Party shall refer to the Secured Party that holds the largest amount of Obligations that are secured by such PARI PASSU Lien.

               (2) with respect to Specified Actions, the Controlling Party shall mean all of the Secured Credit Parties;

PROVIDED, HOWEVER, that in the event Adelson or any Adelson Relative directly or indirectly owns an interest (other than a participation) in excess of fifteen percent (15%) of the aggregate Indebtedness under any Facility (the percentage of the total Indebtedness attributable to Adelson or any Adelson Relative shall be determined in accordance with the procedure demonstrated by the following example: a direct or indirect 50% interest in a $70 million portion of a $140 million Indebtedness would equal a 25% interest in such Indebtedness), then the Secured Credit Party with respect to such Indebtedness (an "INELIGIBLE CREDIT PARTY") shall not have the right to act as a Controlling Party in accordance with the foregoing, and the Controlling Party shall be the Secured Credit Party or Parties determined in accordance with such provisions among the Secured Credit Parties other than the Ineligible Credit Party (the foregoing provisions shall not, however, limit or restrict the other rights of a Secured Credit Party under this Agreement, including, without limitation, exercise of the rights provided for in SECTION 4.3 and in SECTION 4.4.2, whether or not such Secured Credit Party is an Ineligible Credit Party in accordance with the foregoing).

          "DEEDS OF TRUST" means, collectively, the Bank Deed of Trust and the Mortgage Notes Indenture Deed of Trust.

          "DISBURSEMENT ACCOUNT COLLATERAL" has the meaning given to the term "Collateral" under the Disbursement Account Agreement (as such term is defined in the Credit Agreement).

          "EVENT OF DEFAULT" means, as the context requires, the occurrence and continuance of an "Event of Default" by or with respect to the Company or any Guarantor under the applicable Financing Agreement; PROVIDED, HOWEVER, that, notwithstanding the provisions of

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SECTION 1.3 of this Agreement, any matter which would have constituted an "Event of Default" under a Facility Agreement but for the waiver thereof by the Secured Credit Party to such Facility Agreement, or but for the termination of such Facility Agreement, shall NOT constitute an Event of Default for purposes of this Agreement.

          "EXERCISE REMEDIES" or the "EXERCISE OF REMEDIES" means the recording of a Notice of Default under any of the Deeds of Trust, the commencement of an action for judicial foreclosure, the appointment of a receiver, the enforcement of personal property foreclosure proceedings (whether judicial or non-judicial), the filing of a complaint or other action to enforce any Obligations, realization on Collateral or the enforcement of other remedies under any Related Collateral Agreement or any Facility Agreement, or the exercise of set off, or any combination of the foregoing, by or for the benefit of any Secured Credit Party hereto; PROVIDED, HOWEVER, that "Exercise Remedies" or the "Exercise of Remedies" shall EXCLUDE, without limitation, the following: (i) the giving of notices of default (as distinguished from RECORDING a Notice of Default); (ii) any declaration of an Acceleration Event; and (iii) actions taken by any Secured Credit Party or the Intercreditor Agent to perfect, or to extend or confirm the perfection or effectiveness of, any Lien provided for herein or in the applicable Facility Agreements.

          "FACILITY" or "FACILITIES" means, as the context requires, the Bank Credit Facility, the Mortgage Notes Indenture or any Future First Lien Credit Facility or any of them.

          "FACILITY AGREEMENTS" means, collectively, the Bank Credit Agreement, the Mortgage Notes Indenture and the principal agreement governing any Future First Lien Credit Facility.

          "FACILITY AMENDMENT" means any amendment, modification, extension or renewal of any Facility or Facility Agreement.

          "FINANCING AGREEMENTS" means, collectively, the Bank Credit Agreement, the Mortgage Notes Indenture, the Security Documents, the notes or instruments delivered to the Bank Lenders, the Mortgage Notes, and the principal document governing any other First Lien Credit Facility (as defined in the Mortgage Notes Indenture) entered into on, prior to or after the date hereof and the security documents notes or instruments delivered to the providers of such other First Lien Credit Facility, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms and conditions thereof.

          "FUTURE FIRST LIEN CREDIT FACILITY" shall mean any First Lien Credit Facility (as defined in the Mortgage Notes Indenture) that is designated by the Borrower as a "First Lien Credit Facility" for purposes of the Mortgage Notes Indenture (other than the Bank Credit Agreement) but only to the extent that the providers of such Future First Lien Credit Facility become a party to this Agreement and agree to be bound by and comply with all of the terms and provisions of this Agreement, PROVIDED that, either such First Lien Credit Facility is expressly permitted as such under the Bank Credit Agreement or the required lenders under such Bank Credit Agreement have consented to the designation.

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          "GOVERNMENTAL INSTRUMENTALITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

          "GUARANTOR" shall mean any "Subsidiary Guarantor" under the Bank Credit Agreement and any "Note Guarantor" under the Mortgage Notes Indenture.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates, in each case, to the extent permitted to be entered into and secured with a first priority Lien pursuant to the Mortgage Notes Indenture and the Bank Credit Agreement; provided, however that Hedging Obligations shall not include obligations of the Company or its Subsidiaries in respect of Rate Protection Agreements.

          "HVAC PROVIDER" means Sempra Energy Solutions, a California corporation (as successor to Atlantic-Pacific Las Vegas, LLC, a Delaware limited liability company).

          "HVAC SERVICES AGREEMENT" means, collectively, (1) that certain Energy Services Agreement dated as of November 14, 1997 between Venetian and the HVAC Provider and (2) that certain Ground Lease between Venetian and the HVAC Provider, in each case as the same has been or may be amended.

          "INDEBTEDNESS," means, with respect to any Person, (1) any indebtedness of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations (as defined in the Mortgage Notes Indenture)), except any such balance that constitutes an accrued expense or trade payable, or (d) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (as defined in the Mortgage Notes Indenture),
(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person). For purposes of this definition, the term "Indebtedness" shall not include (a) any amount of the liability in respect of an operating lease that at such time would not be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP (as defined in the Mortgage Notes Indenture), (b) any obligation under the HVAC Services Agreement as in effect on the Issuance Date (as defined in the Mortgage Notes Indenture) or (c) any surety bonds for claims underlying mechanics liens and any reimbursement obligations with respect thereto so

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long as such reimbursement obligations are not then due, or are promptly paid when due. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything herein to the contrary, Indebtedness of the Company and its Restricted Subsidiaries (as defined in the Mortgage Notes Indenture) shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

          "INTERCREDITOR AGENT" means Scotiabank as the Intercreditor Agent pursuant to SECTION 6 of this Agreement, its permitted successor or assignee in such capacity, and any Additional Intercreditor Agent appointed pursuant to said
SECTION 6.

          "LENDER" means any of the Bank Lenders, any lender under a Future First Lien Credit Facility, any Permitted Counterparty or any of the Mortgage Note Holders.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof.

          "MALL" means that certain enclosed retail, dining and entertainment complex of approximately 446,000 net leaseable square feet otherwise known as the Grand Canal Shoppes Mall.

          "MORTGAGE NOTE(S)" means the 11.00% Mortgage Note(s) due 2010 and any Additional Notes (as defined in the Mortgage Notes Indenture), in each case issued by LVSI and Venetian pursuant to the Mortgage Notes Indenture.

          "MORTGAGE NOTE HOLDER(S)" means the holder(s) of the Mortgage Note(s).

          "MORTGAGE NOTES INDENTURE" means that certain Mortgage Notes Indenture dated as of the Effective Date by and among LVSI, Venetian, the guarantors signatory thereto and the Mortgage Notes Indenture Trustee, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

          "MORTGAGE NOTES INDENTURE DEED OF TRUST" means, collectively, (1) that certain Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of even date herewith, made by Venetian and LVSI, as trustor, to First American Title Insurance Company, as trustee, for the benefit of the Mortgage Notes Indenture Trustee, as beneficiary, and (2) if and when entered into, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing to be entered into by Venetian, as trustor, to First American Title Insurance Company, as trustee, for the benefit of the Mortgage Notes Indenture Trustee, as beneficiary, which deed of trust may be entered into at the request of the Mortgage Notes Trustee after such time as (A) a separate legal parcel has been created for the property leased by Lido Casino Resort to Venetian pursuant to that certain Phase 1A Lease and (B) such property has been conveyed by Lido Casino Resort to Venetian, all in accordance with the terms of the Phase 1A Lease, as each may be amended (including,

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without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time.

          "MORTGAGE NOTES INDENTURE ENVIRONMENTAL INDEMNITY" means that certain Environmental Indemnity Agreement dated as of the Effective Date by and among LVSI, Venetian and the Mortgage Notes Indenture Trustee, as amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time.

          "MORTGAGE NOTES INDENTURE SECURITY DOCUMENTS" means, collectively, the Mortgage Notes Indenture Deed of Trust, the Mortgage Notes Indenture Environmental Indemnity, the Security Agreement and any guaranties, deeds of trust, security agreements or collateral account agreements executed from time to time by LVSI or Venetian or direct or indirect Subsidiaries of LVSI or Venetian in favor of the Intercreditor Agent, the Mortgage Notes Indenture Trustee or the Mortgage Note Holders to secure or guaranty the Obligations under the Mortgage Notes and the Mortgage Notes Indenture.

          "MORTGAGE NOTES INDENTURE TRUSTEE" means U.S. Bank National Association or its successor or assignee in its capacity as Trustee under the Mortgage Notes Indenture.

          "MORTGAGE NOTES PROCEEDS" means the proceeds from the issuance of the Mortgage Notes (net of any underwriter's discount and expenses).

          "MORTGAGE NOTES SECURED OBLIGATIONS" means all Obligations under the Mortgage Notes, the Mortgage Notes Indenture Security Documents and the other Collateral Documents (as defined in the Mortgage Notes Indenture).

          "NEVADA GAMING AUTHORITIES" means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board.

          "NOTICE OF DEFAULT" means a notice of default which must be recorded in the official real property records of Clark County, Nevada, in order to commence non-judicial foreclosure of a Deed of Trust in accordance with applicable Nevada law.

          "OBLIGATIONS" means (a) all loans, advances, debts, liabilities and obligations (including reimbursement obligations in respect of letters of credit), howsoever arising, owed by the Company and its direct and indirect Subsidiaries under the Bank Credit Agreement, the Mortgage Notes Indenture or otherwise to any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Financing Agreements, including, without limitation, all interest (including post-petition interest even if the claim for such amounts is not permitted by applicable law), fees, charges, expenses, attorneys' fees and accountants fees chargeable to the Company or any Guarantor in connection with its dealings with the Lenders and payable by the Company or any Guarantor hereunder or thereunder, (b) Hedging Obligations of the Company Group to any Secured Party, (c) any and all sums advanced by the Intercreditor Agent or any other Secured Party in order to preserve the Collateral or preserve any Secured Party's security interest in the Collateral, including, without limitation, all Protective Advances and (d) in the event of any proceeding for the collection or enforcement of the Obligations after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

          "PERMITTED COUNTERPARTY" means the counterparties to any Hedging Obligations entered into by the Company or its Subsidiaries which are permitted by the Bank Credit Agreement; PROVIDED, HOWEVER, such counterparties become parties to this Agreement and agree to be bound by and comply with all of the terms and provisions of this Agreement.

          "PERMITTED FACILITY AMENDMENT" means a Facility Amendment of the Bank Credit Facility or a Future First Lien Credit Facility which is expressly permitted pursuant to SECTION 3 of this Agreement.

          "PERSON" means any natural person, corporation, partnership, firm, limited liability company, association, Governmental Instrumentality or any other entity whether acting in an individual, fiduciary or other capacity.

          "PHASE 1A COMPLETION" means the receipt by LVSI, Venetian or any Restricted Subsidiary (as such term is defined in the Mortgage Notes Indenture) of a temporary or permanent certificate of occupancy from Clark County, Nevada for at least 950 hotel rooms in the hotel tower to be constructed as part of the Phase 1A Addition.

          "POTENTIAL EVENT OF DEFAULT" means any event, which with the passage of time and/or the giving of notice would become an Event of Default.

          "PROTECTIVE ADVANCES" means any advances with respect to (i) the payment of any delinquent taxes or insurance premiums owed by any of the Company Group with respect to the Casino Resort or the Phase 1A Addition, (ii) the removal of any Lien or encumbrance on the Casino Resort or the Phase 1A Addition (other than Liens that are junior to the Deeds of Trust) or the defense of the Company's title thereto or of the validity, enforceability, perfection or priority of the Liens and security interests granted pursuant to the Security Documents or (iii) the repair, maintenance, protection or preservation of the value of the Casino Resort or the Phase 1A Addition or (in each case) any portion thereof, including, without limitation, for payment of (A) heating, gas, electric and other utility bills (including, without limitation, any payments due under the HVAC Services Agreement) or (B) amounts reasonably necessary to prevent the provider of any financing provided pursuant to clauses (g), (j) or
(p) of the second paragraph of Section 4.09 of the Mortgage Notes Indenture from
(x) terminating its agreement to advance funds thereunder or (y) exercising rights under the documentation applicable to its financing commitment so as to deprive the Phase 1A Addition of the property or equipment procured with advances made pursuant to such financing commitment.

          "REA" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of November 14, 1997 by and among Venetian, LVSI, Grand Canal Shops Mall Subsidiary, LLC, and Interface Group-Nevada, Inc., as amended by that certain First Amendment to Amended and Restated Reciprocal Easement, Use and Operating

Agreement dated as of December 20, 1999 and that certain Second Amendment to Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of even date herewith, and as further amended, restated or supplemented in accordance with the terms thereof from time to time.

          "RELATED COLLATERAL AGREEMENTS" means the Security Agreement and the Consents.

          "REVOLVING BANK LOAN COMMITMENT" shall have the meaning ascribed to the term "Revolving Loan Commitment" in the Bank Credit Agreement.

          "SECURED CREDIT PARTIES" means the Bank Agent, the Mortgage Notes Indenture Trustee, each Permitted Counterparty and the agent, trustee or other representative of the Senior Lenders under a Future First Lien Credit Facility.

          "SECURED LENDERS" means the Bank Agent and the Bank Lenders, each Permitted Counterparty, the Mortgage Notes Indenture Trustee and the Mortgage Note Holders, and the Senior Lenders under a Future First Lien Credit Facility and their agent, trustee or other representative.

          "SECURED OBLIGATIONS" means the Senior Lender Secured Obligations, the Senior Lender Hedging Obligations, or the Mortgage Notes Secured Obligations, as the context requires.

          "SECURED PARTIES" means the Intercreditor Agent, the Bank Agent, the Mortgage Notes Indenture Trustee, the Lenders and the Permitted Counterparties.

          "SECURITY AGREEMENT" means the Security Agreement together with any supplement thereto hereafter entered into by any Subsidiary of the Company for the benefit of one or more of the Secured Lenders.

          "SECURITY DOCUMENTS" means, collectively and without duplication, the Bank Security Documents, the Mortgage Notes Indenture Security Documents, the Consents, and any other deeds of trust, security agreements or collateral account agreements entered into by LVSI or Venetian or direct or indirect Subsidiaries of LVSI or Venetian for the benefit of any Secured Credit Party in accordance with the terms of the Financing Agreements or this Agreement.

          "SENIOR LENDER DOCUMENTS" shall mean the Bank Credit Agreement, each of the Bank Security Documents, each document or instrument evidencing a Senior Lender Hedging Obligation, all documents and instruments evidencing any obligation under any Future First Lien Credit Facility and any other related document executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing any Senior Lender Secured Obligation, as any such document or instrument may from time to time be amended, renewed, restated, supplemented or otherwise modified from time to time pursuant to a Permitted Facility Amendment.

          "SENIOR LENDER HEDGING OBLIGATIONS" means Obligations constituting Hedging Obligations of the Company or any of its Subsidiaries to the extent owed to a Permitted Counterparty.

          "SENIOR LENDERS" shall mean the Persons holding Senior Lender Secured Obligations, including, without limitation, the Bank Agent and the Bank Lenders.

          "SENIOR LENDER SECURED OBLIGATIONS" shall mean Senior Lender Hedging Obligations, the Bank Secured Obligations and all Obligations outstanding under any Future First Lien Credit Facility.

          "SHARED COLLATERAL" means the agreements, insurance proceeds and other intangible property of Venetian or LVSI or, if applicable, any Guarantor, described as "Shared Intangible Collateral" in the Security Agreement.

          "SHARED COLLATERAL PROCEEDS" means the portion of the Shared Collateral constituting income, rent, products or proceeds received or held by the Intercreditor Agent, any Secured Credit Party or any Secured Lender.

          "SPECIFIED ACTIONS" means any of the following except to the extent contemplated by SECTION 3.4 below or as otherwise required or permitted under this Agreement or the Related Collateral Agreements or as otherwise required by law: (i) the release of any Collateral; (ii) the release of any Lien under the Related Collateral Agreements; or (iii) any change in the priority of such Liens.

          "STANDSTILL PERIOD" means a period of forty-five (45) days commencing upon the occurrence of a specified default, which period may be extended for an additional fifteen (15) days upon written notice given to the other Secured Credit Parties within such 45-day period by the Bank Agent.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          1.2 OTHER DEFINED TERMS. The following terms shall have the meanings given such terms in the Sections set forth below:


          Term                                   Section
          ----                                   -------

          Additional Intercreditor Agent         Section 6.7.2
          Agreement                              Preamble

          Casino Resort                          Recital A
          Company                                Recital A
          Effective Date                         Preamble
          First Lien Agent                       Section 2.2.2
          LVSI                                   Recital A
          Phase 1A Addition                      Recital D
          Realization                            Section 4.4.2
          Scotiabank                             Preamble
          Security Agreement                     Recital E
          Separate Unified Realization           Section 4.4.2
          Venetian                               Recital A

          1.3 INTERPRETATION. To the extent that reference is made in this Agreement to any term defined in, or to any other provision of, any other agreement, such term or provision shall continue to have the original meaning thereof notwithstanding any termination, expiration or amendment of such other agreement; PROVIDED, HOWEVER, that upon any formal written amendment of any agreement to which all of the Secured Credit Parties are parties, to the extent such amendment modifies terms defined therein or other provisions thereof which are referred to in this Agreement, then such references herein shall be to such terms or provisions as so amended.

     2.   COLLATERAL, PRIORITY OF LIENS AND SUBORDINATION.

          2.1 LIENS AND SECURITY INTERESTS. The Secured Credit Parties agree that each Secured Lender shall have the benefit of the following Liens on and security interests in the Collateral:

               2.1.1 COLLATERAL FOR SENIOR LENDER SECURED OBLIGATIONS. The Senior Lender Secured Obligations shall be secured by first priority Liens on and security interests in the Collateral.

               2.1.2 COLLATERAL FOR MORTGAGE NOTES SECURED OBLIGATIONS. The Mortgage Notes Secured Obligations shall be secured by second priority Liens on and security interests in the Collateral (other than the Disbursement Account Collateral), which second priority Liens and security interests shall be subject and subordinate to the Liens and security interests in the Collateral securing the Senior Lender Secured Obligations.

          Under the Related Collateral Agreements, the Liens and security interests in the Collateral described therein have been granted to the Intercreditor Agent on behalf of the Secured Credit Parties, with the Lien priorities provided for in this SECTION 2.1.

          2.2 NO OTHER COLLATERAL. Except as provided in SECTION 2.1 and in this SECTION 2.2, no Secured Credit Party in its capacity as such shall be entitled to receive and hold, directly or indirectly, any Liens on or security interests in (i) any property or assets owned directly or indirectly by any of the Company Group or (ii) any Capital Stock in the Company or in any Affiliate of the Company. Except for the Disbursement Account Collateral, no Senior Secured Lender in its capacity as such may hold a Lien in any Collateral that is not also pledged to the Mortgage Notes Indenture Trustee. In connection with any Permitted Facility Amendment, the Bank Agent or any other agent or representative of the Senior Lenders under a Future First Lien Credit Facility (the "FIRST LIEN AGENT") may receive and hold Liens on and security interests for the benefit of the Bank Lenders, or such other Senior Lenders, as the case may be, in any other assets or property owned directly or indirectly by any of the Company Group OTHER than any Capital Stock in the Company or any Affiliate of the Company, in each case, so long as such additional collateral is also pledged for the benefit of the Mortgage Notes Indenture Trustee.

          2.3 CONFIRMATION OF LIENS. Each Secured Credit Party hereto hereby confirms and agrees that the Liens and security interests held by or for the benefit of each Secured Lender in the Collateral, as provided for in the preceding provisions of this SECTION 2 shall secure all Obligations of the Company Group or any of them now or hereafter owing to each Secured Lender in connection with the applicable Facility or Senior Lender Hedging Obligation throughout the term of this Agreement, in each case with the priority specified in SECTION 2.1, notwithstanding (i) the availability of any other collateral to any Secured Lender, (ii) the actual date and time of execution, delivery, recording, filing and perfection of any of the Security Documents or (iii) the fact that any Lien or security interest created by any of the Security Documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under the Bankruptcy Code or other applicable federal or state law. Notwithstanding any other provision in this Agreement to the contrary, any Indebtedness owed to a Secured Credit Party which are secured by property that does not also secure the Mortgage Notes Secured Obligations (other than the Disbursement Account Collateral) shall NOT be secured by the Collateral. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceedings pursuant to the Bankruptcy Code or other applicable federal or state law, each Secured Credit Party further confirms and agrees that the Obligations due and outstanding under and with respect to each Facility shall include all principal, additional advances permitted hereunder, Protective Advances made by such Secured Credit Party to the extent provided in Section 3.6, interest, default interest, LIBOR breakage and swap breakage, post petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any such proceedings, even if the claim for such amounts is disallowed pursuant to applicable law, and all proceeds from the sale or other disposition of the Collateral shall be paid to the Secured Lenders in the order and priority provided for in this SECTION 2 notwithstanding the disallowance of any such claim or the invalidity or subordination of any Lien on or security interest in the Collateral under applicable law.

          2.4 EFFECT. All provisions of this Agreement, including but not limited to, all matters relating to the creation, validity, perfection, priority, subordination and release of the Liens and security interests intended to be created by the Security Documents and all provisions regarding the allocation and priority of payments with respect to any Facility, shall survive the filing of a proceeding under the Bankruptcy Code and be fully enforceable by and against each Secured Credit Party hereto during any such proceeding.

     3.   PERMITTED FACILITY AMENDMENTS; RELEASES; PROTECTIVE ADVANCES.

          3.1 BANK CREDIT FACILITY AMENDMENTS. The Bank Agent and the Bank Lenders shall have the right, at any time and without the consent of the other Secured Credit Parties, and without affecting the validity and priority of the Liens on and security interests in the Collateral created by the Bank Security Documents, to enter into a Facility Amendment with respect to the Bank Credit Facility or the Obligations evidenced thereby, PROVIDED that, after giving effect to such Facility Amendment, the following conditions are satisfied:

               3.1.1 in the event that the maximum amount of the Commitment under the Bank Credit Facility is increased pursuant to such Facility Amendment, then the amount of Additional Bank Proceeds advanced and outstanding pursuant to such Facility Amendment shall not exceed, together with all other Indebtedness of the Company, the amount permitted to be incurred by the Company and secured by a first priority Lien pursuant to the Mortgage Notes Indenture; and

               3.1.2 such Facility Amendment shall not result in the creation of a Lien or security interest on additional collateral except in accordance with the provisions of SECTION 2.2.2 above.

          Any Facility Amendment of the Bank Credit Facility in conformity with the foregoing shall constitute a Permitted Facility Amendment under this Agreement. The provisions of SECTION 2 hereof with respect to the validity, priority, perfection and subordination of all Liens on and security interests in the Collateral to secure the Bank Secured Obligations shall continue to apply to the Bank Credit Facility as so amended, modified or refinanced.

          3.2 FUTURE FIRST LIEN CREDIT FACILITY AMENDMENTS. A First Lien Agent and the Senior Lenders under a Future First Lien Credit Facility shall have the right, at any time and without the consent of the other Secured Credit Parties, and without affecting the validity and priority of the Liens on and security interests in the Collateral created by the collateral documents relating to such Future First Lien Credit Facility, to enter into a Facility Amendment with respect to such Future First Lien Credit Facility or the Obligations evidenced thereby, PROVIDED that, after giving effect to such Facility Amendment, the following conditions are satisfied:

               3.2.1 in the event that the maximum amount of the Commitment under the Future First Lien Credit Facility is increased pursuant to such Facility Amendment, then the amount of additional proceeds advanced and outstanding pursuant to such Facility Amendment shall not exceed, together with all other Indebtedness of the Company, the amount permitted to be incurred by the Company and secured by a first priority Lien pursuant to the Bank Credit Agreement or Mortgage Notes Indenture; and

               3.2.2 such Facility Amendment shall not result in the creation of a Lien or security interest on additional collateral except in accordance with the provisions of SECTION 2.2.2 above.

          Any Facility Amendment of a Future First Lien Credit Facility in conformity with the foregoing shall constitute a Permitted Facility Amendment under this Agreement. The provisions of SECTION 2 hereof with respect to the validity, priority, perfection and subordination of all Liens on and security interests in the Collateral to secure the Obligations under such Future First Lien Credit Facility shall continue to apply to the Future First Lien Credit Facility as so amended, modified or refinanced.

          3.3 AMENDMENTS TO SECURITY AGREEMENTS. The Mortgage Notes Trustee agrees to any amendments, waivers or consents in respect of any Security Documents to the extent required under the second paragraph of Section 9.1 of the Mortgage Notes Indenture.

          3.4 RELEASES. The Mortgage Notes Indenture Trustee agrees to release its Lien on portions of the Collateral as and when required pursuant to Section
10.03 of the Mortgage Notes Indenture.

          3.5 WAIVERS. Any Secured Credit Party may, without the consent of the other Secured Credit Parties, defer any payments due under its Facility or agreement relating to Senior Lender Hedging Obligations to which it is a party or waive any provisions thereof.

          3.6 PROTECTIVE ADVANCES. Prior to Phase 1A Completion, in the event that an Event of Default or a Potential Event of Default occurs, thereafter any Secured Credit Party may, without the consent of the other Secured Credit Parties and without affecting the validity or priority of any Liens on or security interests in the Collateral created by the Security Documents, make Protective Advances, PROVIDED that the Secured Credit Party making any such Protective Advance shall have the right to specify the costs to be paid from the proceeds of such Protective Advance.

          3.7 NO OTHER FACILITY AMENDMENTS. Any Facility Amendment of the Bank Credit Facility or Future First Lien Credit Facility that does not comply with the provisions set forth in this SECTION 3 shall not be effective unless the prior written consent of the other Secured Credit Parties shall have been obtained, in which event such Facility Amendment shall constitute a Permitted Facility Amendment.

     4.   EVENTS OF DEFAULT; REMEDIES; CERTAIN ACTIONS BY THE INTERCREDITOR
AGENT.

          4.1 DECLARATION OF EVENT OF DEFAULT. Each Secured Credit Party may declare an Event of Default under its Facility Agreement and accelerate all Obligations due thereunder, to the extent and on the terms and conditions provided for in such Facility Agreement; PROVIDED, HOWEVER, that (a) no Secured Credit Party shall be entitled to Exercise Remedies against any of the Company Group or with respect to the Collateral except as set forth in SECTION 4.3 and
(b) prior to Phase 1A Completion, each Secured Credit Party agrees to reinstate its Facility and to recommence funding thereunder if the conditions provided for in SECTION 4.3.4 are satisfied.

          4.2 SHARED COLLATERAL. Any Shared Collateral Proceeds received by the Intercreditor Agent shall, except to the extent otherwise required pursuant to the REA, be retained by the Intercreditor Agent in an account maintained by the Intercreditor Agent for the benefit of the Secured Parties and (i) shall be used to complete the Phase 1A Addition pursuant to funding mechanics reasonably acceptable to the Bank Agent or (ii), if received after Phase 1A Completion, shall be applied to repayment of the Obligations of the Secured Lenders in the order of priority of their respective Liens on the Collateral in accordance with
SECTION 2.1
hereof, subject to their respective Facilities. Notwithstanding the foregoing, all rents and other proceeds received by the Intercreditor Agent prior to Phase 1A Completion in respect of Space Leases (as defined in the Bank Deed of Trust) shall be applied (i) first to make Protective Advances, (ii) second, to pay interest due and payable under the Bank Credit Agreement and (iii) third, to complete the Phase 1A Addition pursuant to funding mechanics reasonably acceptable the Bank Agent.

          4.3 REQUIREMENTS REGARDING EXERCISE OF REMEDIES. Each Secured Credit Party shall be entitled to declare an Acceleration Event and Exercise Remedies against any of the Company Group or with respect to the Collateral in accordance with the terms of its Facility Agreement subject to compliance with each of the following conditions:

               4.3.1 such Secured Credit Party shall give written notice to the other Secured Credit Parties of the matter which constitutes a default by or with respect to any of the Company Group which would, but for the provisions of this Agreement, permit such Secured Credit Party to declare an Acceleration Event or Exercise Remedies.

               4.3.2 each Secured Credit Party shall be subject to the Standstill Period commencing upon the date such notice is given, and until such Standstill Period shall have expired, no Secured Credit Party shall Exercise Remedies against any of the Company Group or with respect to the Collateral, except that if such Acceleration Event is declared prior to Phase 1A Completion, the Controlling Party may direct the Intercreditor Agent with respect to the enforcement of rights against the Shared Collateral, and the taking of protective action with respect to the Company Group or the Collateral;

               4.3.3 no Secured Credit Party shall be entitled to initiate or join as a petitioning creditor in an involuntary proceeding against the Company or any Affiliate of the Company until ten (10) days after the expiration of the Standstill Period;

               4.3.4 notwithstanding the expiration of the applicable Standstill Period and the entitlement of each Secured Credit Party to Exercise Remedies against any of the Company Group or with respect to the Collateral securing the Facility of such Secured Credit Party, each Secured Credit Party agrees to reinstate its Facility and to recommence funding thereunder if, prior to the completion of the first foreclosure permitted hereunder, (a) all Events of Default either (i) are cured in accordance with the terms of the applicable governing document within 30 days after the declaration thereof or (ii) are waived pursuant to SECTION 3.3 hereof (b) do not involve an Event of Default pursuant to SECTION 8.6 OR 8.7 of the Bank Credit Agreement in respect of the Company and (c) the Indebtedness under the relevant Facility has not been accelerated. With respect to the Bank Credit Facility, the foregoing obligation to reinstate its lending commitment shall apply to the Term A Loan Commitment (as defined in the Bank Credit Agreement) and not to the Revolving Loan Commitment (as defined in the Bank Credit Agreement).

               4.3.5 upon expiration of the Standstill Period, each Secured Credit Party shall be entitled to Exercise Remedies against any of the Company Group or with respect to the Collateral, PROVIDED that: (a) if any Senior Lender(s) shall accelerate the Indebtedness under the corresponding Facility of such Senior Lender(s), then concurrently therewith or thereafter the agent under the corresponding Facility of such Senior Lender(s) shall provide the Mortgage Notes Indenture Trustee with (i) notice of such acceleration and
(ii) at least ten (10) days notice of the intent of such Senior Lenders to file any Notice of Default; and (b) concurrently with any foreclosure by the Mortgage Notes Indenture Trustee under the Mortgage Notes Indenture Deed of Trust, all Obligations under the Facilities of the Senior Lenders must be paid in full.

               4.3.6 if a Secured Credit Party has the right to Exercise Remedies in accordance with the foregoing provisions of this SECTION 4.3, such exercise of remedies under the Related Collateral Agreements shall only be made in accordance with SECTION 4.4.1 below.

          4.4  EXERCISE OF RIGHTS UNDER SECURITY AGREEMENTS.

               4.4.1 RELATED COLLATERAL AGREEMENTS BY THE INTERCREDITOR AGENT. Notwithstanding any other provision of this Agreement to the contrary, except as provided for in SECTION 4.4.2 below, only the Intercreditor Agent shall cause the Exercise of Remedies or otherwise act with respect to the Collateral encumbered under the Related Collateral Agreements. The Intercreditor Agent shall be entitled to exercise, and it shall exercise, rights and remedies and take such action as permitted to be taken by the Intercreditor Agent under each Related Collateral Agreement as it may be directed from time to time by the applicable Controlling Party pursuant to the terms of this Agreement; PROVIDED that, such Controlling Party shall have the right to Exercise Remedies only in accordance with the applicable provisions of SECTION 4.3 above. Without limiting the generality of the foregoing, the Intercreditor Agent shall act in accordance with any written instructions delivered to the Intercreditor Agent from the applicable Controlling Party hereunder, and shall refrain from exercising any right, remedy or powers available to it or conferred on it hereunder or in the applicable Related Collateral Agreement as set forth in such written instructions; PROVIDED, HOWEVER, that nothing shall impair the right of the Intercreditor Agent, in its reasonable discretion, to take or omit to take any action deemed proper by the Intercreditor Agent and permitted hereunder and under the applicable Related Collateral Agreement which action or omission is not inconsistent with any written direction of the Controlling Party.

               4.4.2 SEPARATE REALIZATION. With respect to foreclosure against or other realization upon the Collateral ("REALIZATION"), unless the Secured Credit Parties agree upon a single or coordinated Realization on all of the Collateral for the benefit of all of the Secured Lenders (and no Secured Credit Party shall be required to so agree), then notwithstanding the foregoing provisions of SECTION 4.4.1 limiting enforcement of the Related Collateral Agreements to the Intercreditor Agent (acting on the direction of the Controlling Party), any Secured Credit Party holding subordinate Liens on any personal property Collateral encumbered under the Security Agreements, so that such Secured Credit Party is not a Controlling Party with respect to such personal property Collateral, shall have the right to effect a unified sale of such personal property Collateral together with its real property Collateral, I.E., simultaneous Realization under the applicable Deeds of Trust and the applicable Security Agreements (a "SEPARATE UNIFIED REALIZATION") in accordance with the following terms and conditions of this SECTION 4.4.2:

                     4.4.2.1 Realization by such Secured Credit Party must be permitted in accordance with the terms and conditions of SECTION 4.3 above.

                     4.4.2.2 The date of such Separate Unified Realization shall be not earlier than thirty (30) days following the date such Secured Credit Party has given the other Secured Parties notice of its election to pursue Separate Unified Realization.

                     4.4.2.3 With respect to the personal property Collateral to be sold at such Separate Unified Realization, the electing Secured Credit Party or an agent on its behalf (other than the Intercreditor Agent) shall have the right to schedule such sale, the right to give any required notices of such sale, the right to conduct such sale in conjunction with the foreclosure or other realization under such Secured Credit Party's Deed of Trust, and the right to take any other actions necessary for a secured party to so foreclose such security interests in accordance with applicable law, but such Secured Credit Party shall take no other action with respect to such personal property Collateral, including, without limitation, giving any other notices or directions to the debtor, the Intercreditor Agent, the account party on any assigned account or the contract obligor on any assigned contract; freezing or otherwise taking action against any account of the Company; seeking the appointment of a receiver; bringing any action against the Company; or taking any action to Realize on such Collateral other than at the Separate Unified Realization in accordance with this SECTION 4.4.2.

                     4.4.2.4 The rights of an electing Secured Credit Party under SECTION 4.4.2.3 may be exercised by such Secured Credit Party or by an agent or attorney on behalf of such Secured Credit Party; such rights shall not be exercised by the Intercreditor Agent.

                     4.4.2.5 The Intercreditor Agent and the other Secured Credit Parties shall permit an electing Secured Credit Party to conduct such Separate Unified Realization; PROVIDED, HOWEVER, that the Intercreditor Agent shall not be required to conduct or participate in such Separate Unified Realization. Subject to the obligation to permit the electing Secured Credit Party to conduct such Separate Unified Realization, the Controlling Party with respect to such Collateral shall continue to have the sole right to direct the Intercreditor Agent in accordance with this Agreement, and in connection therewith, may, without limitation, cause the Intercreditor Agent to schedule and conduct Realization on such Collateral at any time and cause the Intercreditor Agent to take such other actions as may be permitted under the terms of any of the Related Collateral Agreements.

                     4.4.2.6 Except for the extinguishment of junior Liens and security interests by operation of law upon any Separate Unified Realization, no Separate Unified Realization shall operate to terminate any Security Agreement creating the security interest then realized upon, or to terminate any other Related Collateral Agreement, and all security interests, Liens and other interests of the Intercreditor Agent and the other Secured Lenders under each Security Agreement shall (except to the extent extinguished by operation of law, as aforesaid) survive such Separate Unified Realization and shall remain enforceable by the Intercreditor Agent and the other Secured Lenders. The purchaser at such Separate Unified Realization, whether the Secured Credit Party conducting same or any other Person, shall acquire title to any Collateral sold at such sale subject to the continuing encumbrances, Liens and security interests in favor of the other Secured Lenders (except to the extent extinguished by operation of law, as aforesaid).

                     4.4.2.7 The Secured Credit Party conducting any Separate Unified Realization shall, subject to SECTION 4.3.5(b) above, be entitled to receive the proceeds, if any, from the sale of the Collateral thereunder in accordance with applicable law (including, without limitation, payment of excess proceeds to secured parties with junior Liens).

               4.4.3 FORECLOSURE OF DEEDS OF TRUST. The provisions of the preceding SECTION 4.4.1 and SECTION 4.4.2 shall not restrict the right of a Secured Credit Party to Exercise Remedies against, and to complete a foreclosure against or other realization upon any Collateral which constitutes an interest in real property encumbered by a Deed of Trust granted for the benefit of such Secured Credit Party, PROVIDED that such Exercise of Remedies, foreclosure or other realization is permitted in accordance with the applicable provisions of
SECTION 4.3.

          4.5 OTHER DUTIES OF AND ACTIONS BY THE INTERCREDITOR AGENT. To the extent not otherwise provided for by this Agreement, with respect to the Related Collateral Agreements, the Intercreditor Agent may take and shall take, or refrain from taking, action in its capacity as the Intercreditor Agent thereunder, in accordance with the following provisions.

               4.5.1 the Intercreditor Agent shall take such actions as it may be specifically required to take under the express terms of the Related Collateral Agreements and as otherwise may be required by law;

               4.5.2 the Intercreditor Agent may take such action or refrain from taking such action as it may reasonably deem necessary for the normal conduct of its business as Intercreditor Agent hereunder and under the Related Collateral Agreements, or to the extent deemed necessary by the Intercreditor Agent, for purposes of preservation of the Collateral or the rights or interests of the Secured Credit Parties thereunder; PROVIDED that, unless instructed in writing by the Controlling Party to the contrary, the Intercreditor Agent shall have no obligation or liability as a result of its taking or failing to take actions pursuant to this SUBSECTION 4.5.2;

               4.5.3 with respect to any other action or omission relating to all or any portion of the Collateral, the Intercreditor Agent shall take such actions or refrain from taking such action as the Controlling Party with respect to such Collateral may direct in writing;

               4.5.4 with respect to any other matter relating to the Related Collateral Agreements, the Intercreditor Agent shall act or refrain from acting in accordance with the written instructions of the Controlling Party, until the Senior Lender Secured Obligations are repaid in full, and thereafter the Mortgage Notes Indenture Trustee; and

               4.5.5 beyond its duties set forth herein and in the Related Collateral Agreements and as may be required by law, the Intercreditor Agent shall not have any duty to any of the Company Group, to the Secured Credit Parties or to the Secured Lenders as to the Collateral in its possession or control under the Related Collateral Agreements or in the possession or control of any agent or nominee of it or as to the preservation of rights against prior parties or any other rights pertaining thereto except as required by applicable law.

     5. REPRESENTATIONS AND WARRANTIES. Each Secured Credit Party represents and warrants to each other Secured Credit Party as follows:

          5.1 ORGANIZATION. It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

          5.2 AUTHORIZATION. All actions necessary to authorize the execution, delivery and performance of this Agreement on behalf of such party have been duly taken, and all such actions continue in full force and effect as of the date hereof.

          5.3 BINDING AGREEMENT. It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of such party enforceable in accordance with its terms subject to (i) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (ii) principles of equity, which may apply regardless of whether a proceeding is brought in law or in equity.

          5.4 NO CONSENT REQUIRED. To the best of its knowledge, no consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by such party of this Agreement or consummation by such party of the transactions contemplated by this Agreement.

          5.5 NO CONFLICT. None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) violate or conflict with any provision of the organizational or governing documents, if any, of such party, (ii) to the best of its knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement or other instrument to which such party is a party or to which any of its properties are subject, (iii) to the best of its knowledge, result in the creation of any Lien, charge, encumbrance, mortgage, lease, claim, security interest or other right or interest upon the properties or assets of such party pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument, (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body of which it has knowledge against, or binding upon such party or upon any of the securities, properties, assets or business of such party or (v) to the best of its knowledge, constitute a violation by such party of any statute, law or regulation that is applicable to such party.

     6.   APPOINTMENT OF THE INTERCREDITOR AGENT.

          6.1 APPOINTMENT. Scotiabank is hereby appointed the Intercreditor Agent hereunder and under the Related Collateral Agreements and each Secured Credit Party hereby authorizes the Intercreditor Agent to enter into the applicable Related Collateral Agreements which secure Obligations to such Secured Credit Party and to act as its agent in accordance with the terms of this Agreement and such Related Collateral Agreement. The Intercreditor Agent agrees to act upon the express conditions contained in this Agreement and the Related Collateral Agreements, as applicable. The provisions of this SECTION 6 are solely for the benefit of the Intercreditor Agent and the Secured Credit Parties, and none of the Company, any Affiliate of the Company, Adelson or any Adelson Relative shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Intercreditor Agent shall act solely as an agent of the Secured Credit Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company, any Affiliate of the Company, Adelson or any Adelson Relative.

          6.2 AUTHORITY. Each Secured Credit Party irrevocably authorizes the Intercreditor Agent to take such actions on such Secured Credit Party's behalf and to exercise such powers, rights and remedies under the Related Collateral Agreements as are specifically delegated or granted to the Intercreditor Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Intercreditor Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the applicable Related Collateral Agreement. The Intercreditor Agent agrees to act in accordance with instructions of the Controlling Party pursuant to
SECTION 4.4.1. The Intercreditor Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Intercreditor Agent shall not have, by reason of this Agreement or the Related Collateral Agreements, a fiduciary relationship in respect of any Secured Credit Party or any other Person, and nothing in this Agreement or the Related Collateral Agreements, expressed or implied, is intended to or shall be so construed as to impose upon the Intercreditor Agent any obligations in respect of this Agreement or the Related Collateral Agreements except as expressly set forth herein or therein.

          6.3 AMENDMENT OF AGREEMENTS. Subject to SECTION 3.3 hereof, without the prior written consent of the Secured Credit Parties, the Intercreditor Agent shall not amend any of the Related Collateral Agreements to which it is a party. Subject to Section 3.3 hereof, upon approval by the Secured Credit Parties of any proposed amendment to the Related Collateral Agreements, the Intercreditor Agent shall execute and deliver such amendment, in each case in its capacity as Intercreditor Agent hereunder.

          6.4 RESPONSIBILITY. The Intercreditor Agent shall not be responsible to any Secured Credit Party for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any Related Collateral Agreement or any Collateral or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished to the Secured Credit Parties in connection with the Collateral and the transactions contemplated hereby or thereby or any default under any agreement included in the Collateral or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall the Intercreditor Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in this Agreement or any other Financing Agreement or any Collateral or as to the existence or possible existence of any Event of Default, Potential Event of Default or any default under any agreement included in the Collateral.

          6.5 LIABILITY. Neither the Intercreditor Agent nor any of its officers, directors, employees or agents shall be liable to any Secured Credit Party or any other Person for any action taken or omitted by the Intercreditor Agent under or in connection with this Agreement, the Related Collateral Agreements or the Collateral except to the extent caused by the Intercreditor Agent's gross negligence, bad faith or willful misconduct. The Intercreditor Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement, the Related Collateral Agreements or the Collateral or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Intercreditor Agent shall have received instructions in respect thereof in accordance with this Agreement, and upon such instruction, the Intercreditor Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Intercreditor Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely, and shall be protected in relying, on opinions and judgments of attorneys (who may be attorneys for the Company and the Affiliates of the Company), accountants, experts and other professional advisors selected by it and (ii) no Secured Credit Party shall have any right of action whatsoever against the Intercreditor Agent as a result of the Intercreditor Agent acting or (where so instructed) refraining from acting under this Agreement or any Related Collateral Agreement in its capacity as Intercreditor Agent to the extent authorized, permitted, required or instructed in accordance with the terms of this Agreement. Each Secured Lender shall, from time to time on demand by the Intercreditor Agent, indemnify the Intercreditor Agent, in proportion to its pro rata share of the aggregate amount of the Secured Obligations outstanding at such time, against any and all claims, costs, losses, expenses (including legal fees) and liabilities (collectively, "LOSSES"), which the Intercreditor Agent may incur, other than by reason of its own gross negligence or willful misconduct, in acting in its capacity as Intercreditor Agent hereunder. Notwithstanding the foregoing, if any Losses are incurred by the Intercreditor Agent in taking actions pursuant to instructions issued by a Controlling Party, and the issuance of such instructions constitutes gross negligence or willful misconduct, such Controlling Party shall bear the full amount of the indemnity provided herein.

          6.6 CAPACITY. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Intercreditor Agent in its individual capacity as the Bank Agent, a Bank Lender or a Secured Credit Party hereunder. The Intercreditor Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from any of the Company Group for services in connection with this Agreement and otherwise without having to account for the same to other Secured Credit Parties.

          6.7  RESIGNATION; APPOINTMENT OF ADDITIONAL INTERCREDITOR AGENTS.

               6.7.1 The Intercreditor Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Secured Credit Parties, and the Intercreditor Agent may be removed at any time, with or without cause, by an instrument in writing signed by the Bank Agent, delivered to the Mortgage Notes Indenture Trustee and to the Intercreditor Agent. Upon any such notice of resignation or any such removal, the Senior Lenders shall have the right, upon seven days' notice to the Mortgage Notes Indenture Trustee to appoint a successor Intercreditor Agent. Any resignation shall take effect upon the earlier of acceptance of such appointment by a successor Intercreditor Agent and expiration of the 30-day period described above. Upon the acceptance of any appointment as Intercreditor Agent hereunder by a successor Intercreditor Agent, that successor Intercreditor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Intercreditor Agent. The retiring or removed Intercreditor Agent shall reasonably cooperate with the successor Intercreditor Agent upon such appointment, to assist with such transition. Upon the date of such removal or the effective date of such resignation (but not later than the date of such succession) the retiring or removed Intercreditor Agent shall be discharged from its duties and obligations under this Agreement; PROVIDED, HOWEVER, that commencing upon the date the Intercreditor Agent sends its notice of resignation, the Intercreditor Agent shall not be required to take any action hereunder until and unless the Secured Credit Party or Parties requesting that such action be taken agree to reimburse all costs of the Intercreditor Agent in connection therewith, and agree to indemnify, defend and hold the Intercreditor Agent harmless from all claims, liabilities, costs or expenses (including, without limitation, attorneys' fees) in connection with or arising out of such actions taken by the Intercreditor Agent.

               6.7.2 Any Controlling Party may elect to appoint one or more additional Intercreditor Agents with respect to its interests in the Collateral (each an "ADDITIONAL INTERCREDITOR AGENT") and the Intercreditor Agent shall, upon receipt of written instructions of such Controlling Party, execute and deliver all instruments and agreements necessary or proper to appoint the other person or persons selected by the Controlling Party to act as an Additional Intercreditor Agent with respect to such Collateral. Upon the written acceptance of the terms of such appointment and written notice thereof to the Secured Credit Parties and each member of the Company Group party to the Related Collateral Agreements, each such additional or successor Additional Intercreditor Agent shall (i) thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Intercreditor Agent with respect to such Collateral and replace the prior Intercreditor Agent with respect to matters pertaining to such Collateral, (ii) be subject to the terms and provisions of this Agreement and the other Related Collateral Agreements as they apply to the Intercreditor Agent and such Collateral and (iii) not have any other rights or duties hereunder or under the Related Collateral Agreements with respect to any other Collateral or any other matter.

               6.7.3 After any retiring, removed or replaced Intercreditor Agent's resignation, removal or replacement hereunder as Intercreditor Agent, the provisions of this SECTION 6.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Intercreditor Agent under this Agreement.

     7.   MISCELLANEOUS PROVISIONS.

          7.1 NOTICES; ADDRESSES. Any communications between the Secured Credit Parties hereto or notices herein to be given may be given to the following addressees:

If to the Bank Agent:              The Bank of Nova Scotia
                                   580 California Street, 21st Floor
                                   San Francisco, California 94104

                                   Attn.: Alan Pendergast
                                   Phone:(415) 986-1100
                                   Fax:  (415) 397-0791

with a copy to:                    The Bank of Nova Scotia
                                   Loan Administration
                                   600 Peachtree Street, N.E.
                                   Atlanta, Georgia 30308
                                   Attn.: Robert Ivy
                                   Phone: (404) 877-1595
                                   Fax:   (404) 888-8998

If to the Mortgage Notes           U.S. Bank National Association
      Indenture Trustee:           180 East Fifth Street
                                   St. Paul, Minnesota 55164-0111
                                   Attn.: Corporate Trust Department
                                   Phone: (651) 244-0721
                                   Fax:   (651) 244-0711

If to the Intercreditor Agent:     The Bank of Nova Scotia
                                   580 California Street, 21st Floor
                                   San Francisco, California 94104
                                   Attn.: Alan Pendergast
                                   Phone: (415) 986-1100
                                   Fax:   (415) 397-0791

with a copy to:                    The Bank of Nova Scotia
                                   Loan Administration
                                   600 Peachtree Street, N.E.
                                   Atlanta, Georgia 30308
                                   Attn.: Robert Ivy
                                   Phone: (404) 877-1595
                                   Fax:   (404) 888-8998

          All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that any communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

          7.2 FURTHER ASSURANCES. Each Secured Credit Party (i) shall deliver to each other Secured Credit Party and to the Intercreditor Agent such instruments, agreements, certificates and documents as any such Person may reasonably request to confirm the validity and priority of the Liens on and security interests in the Collateral granted pursuant to the Security Documents as affected hereby, (ii) shall fully cooperate with each other and with the Intercreditor Agent and (iii) shall perform all additional acts reasonably requested by any such Person to effect the purposes of this Agreement.

          7.3 DELAY AND WAIVER. No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Event of Default or Potential Event of Default or any other breach or default of the Company Group or any of them under any Facility Agreement or any Related Collateral Agreement shall impair any such right, power or remedy of the Secured Credit Parties or the Intercreditor Agent, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default or Potential Event of Default or other breach or default be deemed a waiver of any other Event of Default or Potential Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Secured Credit Parties or the Intercreditor Agent of any Event of Default or Potential Event of Default or other breach or default under this Agreement, any Related Collateral Agreement or any other Financing Agreement, or any waiver on the part of any of the Secured Credit Parties or the Intercreditor Agent, of any provision or condition of this Agreement or any other operative document, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, under any Related Collateral Agreement or any other Financing Agreement or by law or otherwise afforded to any of the Secured Credit Parties or the Intercreditor Agent shall be cumulative and not alternative (subject to any limitations on the exercise of such remedies imposed under this Agreement).

          7.4 ENTIRE AGREEMENT. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect. As among the Secured Credit Parties, in the event of any conflict between the terms of this Agreement and the terms of the Related Collateral Agreements, the terms of this Agreement shall control.

          7.5 GOVERNING LAW. This Agreement shall be governed by the laws of State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

          7.6 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

          7.7 HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

          7.8 LIMITATIONS ON LIABILITY. No claim shall be made by any Secured Credit Party or any of its Affiliates against any other Secured Credit Party, the Intercreditor Agent or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or any act or omission or event occurring in connection therewith; and each Secured Credit Party hereby waives, releases and agrees not to sue upon any such claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          7.9 CONSENT TO JURISDICTION. Any legal action or proceeding arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each Secured Credit Party, accepts, for its and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Prentice-Hall Corporation System Inc. as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner including, without limitation, judicial or non-judicial foreclosure of real property interests which are part of the Collateral. Each Secured Credit Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Casino Resort, the Phase 1A Addition, this Agreement or any other operative document brought before the foregoing courts on the basis of forum non-conveniens.

          7.10 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, this Agreement shall terminate upon the date of payment in cash in full of all Obligations then due and payable under all Facilities of the Senior Lenders and agreements evidencing Senior Lender Hedging Obligations.

          7.11 COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the Secured Credit Parties listed below shall constitute a single binding agreement.

          7.12 NO THIRD PARTY BENEFICIARIES. Except for the Bank Lenders, the Mortgage Note Holders, the Permitted Counterparties and any lenders with respect to any Future First Lien Credit Facility, the Secured Credit Parties do not intend the benefits of this Agreement to inure to the benefit of nor shall it be enforceable by any third party (including, without limitation, the Company, any of its Affiliates, Adelson or any Adelson Relative) nor shall this Agreement be construed to make or render any Secured Credit Party liable to any third party

(including, without limitation, the Company, any of its Affiliates, Adelson or any Adelson Relative) for the performance or failure to perform any obligations hereunder.

          7.13 ADDITIONAL SECURED CREDIT PARTIES. Upon any refinancing, replacement or restructuring, in whole or in part, of any Facility, or entering into a Future First Lien Credit Facility or agreements relating to Hedging Obligations with Permitted Counterparties (subject to the rights of the existing Secured Credit Parties under their respective Financing Agreements with respect to any such refinancing, replacement or restructuring of a Facility or the entering into of such Future First Lien Credit Facility or Hedging Obligations), the applicable lender or Permitted Counterparty shall execute a joinder or supplement to this Agreement in form and substance reasonably satisfactory to the then existing Secured Credit Parties. Upon the execution and delivery by such lender(s) of such joinder or supplement, such lender(s) shall become a "Secured Credit Party" hereunder with the same force and effect as if it were originally a party to this Agreement and named as a "Secured Credit Party" herein. The execution and delivery of such joinder or supplement shall not require the consent of any other Secured Credit Party hereunder, and the rights and obligations of each Secured Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Secured Credit Party as a party to this Agreement.

          7.14 TRUST INDENTURE ACT. The parties do not intend that the provisions of this Agreement violate the requirements of the Trust Indenture Act of 1939, as amended.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Secured Credit Parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the day and year first above written.


                              Bank Agent:


                                    THE BANK OF NOVA SCOTIA,
                                    a Canadian chartered bank


                                    By: /s/ Alan Pendergast
                                       --------------------------------
                                       Name: Alan Pendergast
                                       Title: Managing Director


                              Mortgage Notes Indenture Trustee:


                                    U.S. BANK NATIONAL ASSOCIATION,
                                    a national banking association


                                    By: /s/ Richard H. Prokosch
                                       --------------------------------
                                       Name:  Richard H. Prokosch
                                       Title: Vice President


                              Intercreditor Agent:


                                    THE BANK OF NOVA SCOTIA,
                                    a Canadian chartered bank


                                    By: /s/ Alan Pendergast
                                       --------------------------------
                                       Name: Alan Pendergast
                                       Title: Managing Director


                                       S-1